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                                                                   EXHIBIT 10.18

                                    AGREEMENT


         This Agreement ("Agreement ") is dated as of November 16, 2000, by and between HTE, INC., a Florida corporation ("HTE"), MARK LEONARD ("Leonard"), CONSTELLATION SOFTWARE, INC, a Canadian corporation ("Constellation"), BERNARD
B. MARKEY, JOSEPH M. LOUGHRY, III, O. F. RAMOS, GEORGE P. KEELEY, EDWARD A. MOSES and L. A. GORNTO, JR. (individually "Director" and collectively "Directors")

                                    RECITIALS

         WHEREAS, HTE wishes to have Leonard join its Board of Directors ("HTE Board") and Leonard wishes to become a member of the HTE Board; and

         WHEREAS, Constellation owns 859,800 shares of HTE's common stock, which is approximately 4.9% of the outstanding common stock of HTE ("Constellation's HTE Stock"); and

         WHEREAS, a limited number of Constellation's software applications and services are competitive to some of HTE's software applications and services within certain markets (the "Competitive Business"); and

         WHEREAS, Leonard, as a member of the HTE Board, would receive information from time to time pertaining to the Competitive Business (the "Competitive Information"); and

         WHEREAS, since Leonard is President of Constellation, HTE, Leonard and Constellation wish to establish a protocol whereby Leonard will not participate in any part of an HTE Board meeting regarding the Competitive Business and he will not have access to the Competitive Information; and

         WHEREAS, HTE wishes to have Constellation's HTE Stock voted in regard to all proposals submitted to HTE's shareholders in a manner consistent with the recommendation of the HTE Board, and Constellation has so agreed; and

         WHEREAS, HTE wishes to condition future purchases of its common stock by Constellation and Leonard upon HTE's consent, and Constellation and Leonard have so agreed; and

         WHERAS, for any Director who beneficially holds more than 500,000 shares of HTE's common stock, HTE wishes to condition further purchases of its common stock by such Director upon HTE's consent, and the Directors have so agreed.

         NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, HTE, Directors, Leonard and Constellation agree as follows:

         1. APPOINTMENT OF LEONARD TO HTE BOARD. Subject to the terms and conditions of this Agreement, Leonard shall be appointed to the HTE Board for a two-year term expiring on the date of the annual HTE shareholders' meeting held in the year 2002. Such appointment shall be conditioned upon: (i) Leonard providing HTE with appropriate and comprehensive background information so that HTE may complete its required due diligence of Leonard and comply with all securities disclosure filings; and (ii) HTE's reasonable determination of Leonard's fitness to serve on the HTE Board. As with all members of the HTE Board, Leonard shall serve as a director of HTE subject to the applicable provisions of the then effective HTE Articles of Incorporation and ByLaws. Leonard may resign from the HTE Board, effective at any time after providing thirty (30) days written notice to the Chairman of the HTE Board. Notwithstanding anything in this Agreement, the obligations of Leonard and Constellation under this Agreement shall only become effective from and after the date Leonard is appointed to the HTE Board.

         2. LEONARD'S WITHDRAWAL FROM HTE BOARD PROCEEDINGS AND CONFIDENTIALITY OF CERTAIN INFORMATION. As a condition of Leonard continuing to serve as a member of the HTE Board, Leonard agrees to the following: (i) upon the request of the Chairman of the HTE Board, to remove himself from, and not participate in, any portion of a meeting or other proceeding of the HTE Board which involves or relates


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whatsoever to the Competitive Business or Competitive Information; and (ii) in
the event Leonard receives or otherwise obtains proprietary, confidential or non-public information pertaining to the Competitive Business or Competitive Information, he agrees not to: (x) disclose, directly or indirectly, any of such information to third parties; and (y) use or permit Constellation to use any of such information for any business or other purpose which is competitive with HTE. Further, Leonard agrees to exercise no less care and efforts to safeguard such information than he exercises in safeguarding his own proprietary, confidential and non-public information. Constellation agrees that, to the extent it receives or otherwise obtains proprietary, confidential or non-public information pertaining to the Competitive Business or Competitive Information, it will not: (i) disclose, directly or indirectly, any of such information to third parties; and (ii) use any of such information for any business or other purpose which is competitive with HTE.

         3. VOTING OF CONSTELLATION'S HTE STOCK. Constellation agrees that for the period beginning with the date hereof and ending on the earlier of ninety (90) days after Leonard resigns from the HTE Board or the day after the date of the HTE annual shareholders' meeting held in the year 2002, Constellation shall effect such action as may be necessary to ensure that all shares of Constellation's HTE Stock which are beneficially owned by it and any additional shares of common stock of HTE it may acquire with HTE's consent are:
(i) voted in favor of all of the nominees to, and proposals of, the board of directors as approved by the HTE Board; (ii) voted against any shareholder proposal not approved or recommended by the HTE Board; and (iii) voted and deemed to be present in person or by proxy at all meetings of the shareholders of HTE so that all shares may be counted for purposes of determining the presence of a quorum at such meeting. In the event Leonard resigns from the HTE Board prior to the HTE annual shareholders' meeting held in the year 2002, then during the period beginning ninety (90) days after his resignation and ending the day after the date of the HTE annual shareholders' meeting held in the year 2002, Constellation shall effect such action as may be necessary to ensure that all shares of Constellation's HTE Stock which are beneficially owned by it and any additional shares of common stock of HTE it may acquire with HTE's consent are: (i) abstained or voted in favor of all of the nominees to, and proposals of, the board of directors as approved by the HTE Board; (ii) abstained or voted against any shareholder proposal not approved or recommended by the HTE Board; and (iii) voted and deemed to be present in person or by proxy at all meetings of the shareholders of HTE so that all shares may be counted for purposes of determining the presence of a quorum at such meeting.

         4. VOTING OF LEONARD'S AND DIRECTORS' HTE COMMON STOCK. Leonard and each of the Directors agree that for the period beginning with the date hereof and ending on the earlier of ninety (90) days after Leonard resigns from the HTE Board or the day after the date of the HTE annual shareholders' meeting held in the year 2002, they shall effect such action as may be necessary to ensure that all shares of common stock of HTE which are then beneficially owned by them are: (i) voted in favor of all of the nominees to, and proposals of, the board of directors as approved by the HTE Board; (ii) voted against any shareholder proposal not approved or recommended by the HTE Board; and (iii) voted and deemed to be present in person or by proxy at all meetings of the shareholders of HTE so that all shares may be counted for purposes of determining the presence of a quorum at such meeting.

         5. TRANSFER OF CONSTELLATION'S HTE STOCK. During the period beginning with the date hereof and ending on the earlier of ninety (90) days after Leonard resigns from the HTE Board or the day after the date of the HTE annual shareholders' meeting held in the year 2002, Constellation will not sell or otherwise transfer Constellation's HTE Stock without the prior written consent of HTE. Notwithstanding the foregoing to the contrary, in the event of a tender offer for all of HTE's outstanding common stock, which tender offer has not been approved by the HTE Board, and over fifty percent (50%) of HTE's outstanding common stock has been formally tendered into such tender offer, then Constellation's HTE Stock may be tendered or sold into such tender offer.

         6. CONDITION FOR PURCHASE OF HTE SECURITIES AND OTHER ACTIONS. Except as hereinafter provided, Constellation, Leonard and Directors each agrees that for a period beginning with the date hereof and ending on the day after the date of the HTE annual shareholders' meeting held in the year 2002, none of them will, without the prior written consent of HTE: (a) acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any securities, or options to acquire securities (whether equity, debt, convertible or any other type of securities), or direct or indirect rights to acquire any securities, of HTE; (b) make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies" to vote (as such terms are used in the rules of the Securities and Exchange Commission), or seek to advise or influence any person or entity with respect to the voting of any voting securities of HTE; (c) make any public announcement with respect to, or submit a proposal for, or offer of (with or without conditions) any extraordinary transaction involving HTE; (d) form, join or in any way participate in a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, in connection with any of the foregoing; or (e) request HTE, directly or indirectly, to amend or waive any provision of this paragraph. Constellation, Leonard and the Directors each shall promptly advise HTE of any inquiry or proposal made to anyone of them with respect to any of the foregoing. None of the foregoing shall restrict


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or preclude Leonard's and Directors' actions as members of the HTE Board.
Notwithstanding the foregoing, a Director may purchase shares of HTE's common stock without the consent of HTE, provided such Director's aggregate beneficial ownership of HTE's common stock, including such purchase, does not exceed 500,000 shares.

         7. AFFILIATES. Leonard, Directors and Constellation each covenants and agrees that it shall cause its Affiliates (as defined herein) to abide by the terms of this Agreement as though such Affiliates were substituted for them herein. For the purposes of this Agreement, the term "Affiliates" shall mean: (i) any entity in which Leonard, Directors or Constellation, holds fifty percent (50%) or more of the Voting Securities; (ii) any entity in which Leonard, Directors or Constellation holds nine percent (9%) or more of the Voting Securities and no other person or entity holds more than nine percent (9%) of the Voting Securities; (iii) any partnership or similar entity in which Leonard, Directors or Constellation has powers equivalent to a general partner under Florida law and the right under documents and laws which govern the partnership or entity, to exercise such powers; (iv) any trust or other entity in which Leonard, Directors or Constellation has a substantial beneficial interest or serves as trustee or in a similar fiduciary capacity; (v) any spouse, minor child or parent of Leonard; or (vi) any executive officer of Constellation or shareholder of Constellation (other than Toronto Dominion Bank and Omers) owning more than five percent (5%) of Constellation's Voting Securities. Even though Toronto Dominion Bank and Omers shall not be deemed or considered an Affiliate of Leonard or Constellation for purposes of this Agreement, Leonard and Constellation shall not solicit, request or otherwise engage in any activity or conduct with such entities that is inconsistent with the Agreement. The term "Voting Securities" shall mean all classes and series of capital interests entitled to vote generally in the election of directors or managers.

         8. TERM. This Agreement shall continue in effect until the later of such date when all obligations of the parties hereto to each other have been fully satisfied or the day after date of the HTE annual shareholders' meeting held in the year 2002.

         9. NOTICES. All notices, demands and other communications hereunder shall be in writing or by written telecommunication, and shall be deemed to have been duly given if delivered personally or if mailed by certified mail, return receipt requested, postage prepaid, or if sent by overnight courier, or sent by written telecommunication, as follows:

                  If to HTE, to:

                  HTE, Inc.
                  Attention:  Joseph M. Loughry, III, President
                  1000 Business Center Drive
                  Lake Mary, Florida 32746

                  with a copy to:

                  L. A. Gornto, Jr., General Counsel
                  HTE, Inc.
                  149 S. Ridgewood Avenue, Suite 300
                  Daytona Beach, Florida 32114

                  If to Leonard, to:

                  Mr. Mark Leonard
                  c/o Constellation Software, Inc.
                  20 Adelaide St. E., Suite 1200
                  Toronto, Ontario
                  M5C 2T6

                  If to Constellation, to:

                  Constellation Software, Inc.
                  Attention:  Mark Leonard, President
                  20 Adelaide St. E., Suite 1200
                  Toronto, Ontario
                  M5C 2T6


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                  If to Bernard B. Markey, to:

                  Mr. Bernard B. Markey
                  Box 566
                  New Vernon, NJ 07976

                  If to Joseph M. Loughry, III, to:

                  Mr. Joseph M. Loughry, III
                  c/o HTE, Inc.
                  1000 Business Center Drive
                  Lake Mary, FL 32746

                  If to O. F. Ramos, to:

                  Mr. O. F. Ramos
                  14020 Carlton Drive
                  Davie, FL 33330

                  If to George P. Keeley, to:

                  Mr. George P. Keeley
                  298 Island Creek Drive
                  Vero Beach, FL 32963

                  If to Edward A. Moses, to:

                  Mr. Edward A. Moses
                  1281 Prince Court
                  Heathrow, FL 32746

                  If to L. A. Gornto, Jr., to:

                  Mr. L. A. Gornto, Jr.
                  149 S. Ridgewood Avenue, Suite 300
                  Daytona Beach, FL 32114

         Any such notice shall be effective (a) if delivered personally, when received, (b) if sent by overnight courier, when receipted for, (c) if mailed, three (3) days after being mailed as described above, and (d) if sent by written telecommunication, when dispatched.

         10. EQUITABLE REMEDIES. Each of the parties hereto acknowledges and agrees that upon any breach by Constellation's, Director's or Leonard's obligations hereunder, HTE will have no adequate remedy at law, and accordingly will be entitled to specific performance and other appropriate injunctive and equitable relief without the need to post a bond greater than $10,000.

         11. SEVERABILITY. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired.

         12. WAIVERS. No delay or omission by either party hereto in exercising any right, power or privilege hereunder shall impair such right, power or privilege, nor shall any single or partial exercise of any such right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privilege.

         13. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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         14.      ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the heirs and successors of each of the parties hereto.

         15. GOVERNING LAW. This Agreement and the obligations of the parties hereunder shall be deemed to be a contract under seal and shall for all purposes be governed by and construed in accordance with the internal laws of the State of Florida without reference to principles of conflicts of law. Venue of any legal proceeding shall be Seminole County, Florida, for any action commenced in a state court and the Federal Judicial District in which Seminole County, Florida, is located for any action commenced in a Federal District Court, and the parties agree to be subject to the jurisdiction of such courts.

         16. ATTORNEYS' FEES; COSTS. In any action to enforce the provisions of this Agreement, the prevailing party shall be entitled to recover all reasonable attorneys' fees, court costs and other expenses incurred in connection therewith, including such fees and costs in the trial court and on any appeal.

         17. ASSIGNMENT. Neither this Agreement nor any right, privilege, obligation or duty hereunder is assignable or may be delegated without the written consent of the other party.

         18. ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties, supersedes all prior agreements and understandings relating to the subject matter hereof and shall not be amended except by a written instrument hereafter signed by each of the parties hereto.

         IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused this Agreement to be duly executed as of the date and year first above written.

                                    HTE:

                                    HTE, INC.

                                    By: /s/ Joseph M. Loughry, III
                                        ---------------------------------
                                        Joseph M. Loughry, III, President

                                    LEONARD:

                                    /s/ Mark Leonard
                                    -------------------------------------
                                        Mark Leonard


                                    CONSTELLATION:

                                    Constellation Software, Inc.

                                    By:     /s/ Mark Leonard
                                       ----------------------------------
                                         Mark Leonard, President

                                    DIRECTORS:

                                    /s/ Bernard B. Markey
                                    -------------------------------------
                                        Bernard B. Markey

                                    /s/ Joseph M. Loughry, III
                                    -------------------------------------
                                        Joseph M. Loughry, III

                                    /s/ O. F. Ramos
                                    -------------------------------------
                                        O. F. Ramos

                                    /s/ George P. Keeley
                                    -------------------------------------
                                        George P. Keeley

                                    /s/ Edward A. Moses
                                    -------------------------------------
                                        Edward A. Moses

                                    /s/ L. A.  Gornto, Jr.
                                    -------------------------------------
                                        L. A. Gornto, Jr.


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